Exhibit 99.1

IR Contact: Dave Gennarelli NetScreen 408-543-8125 dgennarelli@netscreen.com	PR Contact: Jennifer Jennings NetScreen 408-543-8243 jjennings@netscreen.com	PR Contact: Dan Spalding Neoteris, Inc. (408) 962-8204 dspalding@netscreen.com

NetScreen Completes Neoteris Acquisition

SUNNYVALE, Calif., Nov. 17, 2003

NetScreen Technologies, Inc. (Nasdaq: NSCN) today announced that it has completed its acquisition of Neoteris®, Inc., the market leader in the secure sockets layer virtual private network (SSL VPN) product category, as well as a leader in the application security gateway market.

The transaction, originally announced Oct. 6, 2003, will result in NetScreen’s issuance of approximately 10.9 million shares of NetScreen common stock, including shares issuable upon the exercise of options assumed in the transaction, and $20 million in cash. Upon the achievement of certain revenue milestones, NetScreen will pay Neoteris stockholders and optionholders up to an additional $30 million in cash.

“Neoteris brings to NetScreen leading remote access technology and expertise that will help accelerate the integration of application-level security into the network infrastructure,” said Robert Thomas, president and CEO of NetScreen. “Neoteris’ market momentum, customer base and exceptional employees, coupled with NetScreen’s strengths, including its complementary solutions and channel partners, will be invaluable to positioning NetScreen for continued success in the network security market worldwide.”

“Our team is very pleased to join NetScreen,” said Krishna “Kittu” Kolluri, former president and CEO of Neoteris who has joined NetScreen as general manager of its new Secure Access Products Group. “Already, incredible synergy exists among departments and functions helping to speed company integration which should further increase our SSL VPN market success and accelerate customer adoption of our products.”

Go-To-Market Strategy

NetScreen immediately will begin to sell through trained and qualified channel partners the Neoteris secure access solutions, including the Neoteris Secure Access Appliances – Neoteris’ market leading “clientless” SSL VPN remote access products that allow an enterprise remote user, telecommuter, or extranet partner to securely access a corporation’s networked resources via a standard Web browser. The Secure Meeting Access Appliances – Neoteris’ cross-enterprise online meeting products – also will be available immediately through selected channel partners.

The addition of Neoteris’ enterprise-class SSL VPN remote access solutions to NetScreen’s current network security product portfolio of hardware-based network security solutions allows NetScreen to offer the industry’s broadest range of secure access solutions – spanning enterprise site-to-site, employee remote access and partner extranet communications.

For the foreseeable future, NetScreen plans to offer the SSL VPN solutions, ideal for employee remote access and extranet partner communications, and its IPSec VPN solutions, for site-to-site applications, as distinct product lines. Also, NetScreen plans to integrate support for Neoteris products into NetScreen’s central management platform, NetScreen Security Manager, to enable efficient and productive security and access solution management across the enterprise.

“Because the requirements differ for site-to-site versus employee remote access and partner extranet deployments, many enterprises prefer these business needs be met on two separate platforms with distinctly different technologies – IPSec and SSL,” said David Thompson, senior research analyst at Meta Group. “Organizations pursuing both technologies are very interested in ensuring that SSL functionality isn’t subsumed into the basic site-to-site VPN function by the vendor as a commodity pipe, but instead still maintains its clear application-level security capabilities and value for remote access.”

“For years we have used the NetScreen products to offer NCS DataCom’s site-to-site VPN and firewall managed services, and this year we bought the Neoteris products to provide managed remote access services,” said Jeffrey McConocha, NCS DataCom, Inc. president. “We have seen great benefits from each product. These IPSec and SSL solutions serve two very different functions in the network and we are pleased that NetScreen will deliver them in separate products with plans to integrate management, which will allow us to optimize performance and scalability.”

Company Integration Plans

More than 150 Neoteris employees will join NetScreen immediately. Neoteris engineers, sales and marketing representatives will remain dedicated to development, enhancement and promotion of the NetScreen-Neoteris remote access and security gateway products. Most remaining Neoteris employees will be integrated into NetScreen roles complementary to their previous positions.

About NetScreen Technologies

NetScreen Technologies, Inc., is a leading developer of integrated network security solutions that offer the security, performance and total cost of ownership required by enterprises and carriers. NetScreen’s innovative solutions provide key security technologies, such as virtual private network, denial of service protection, firewall and intrusion prevention, in a line of easy-to-manage security appliances and systems. NetScreen is located at 805 11th Ave., Sunnyvale, CA, 94089. More information on NetScreen’s products can be found at http://www.netscreen.com or by calling toll free at 1-800-638-8296.

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NetScreen and the NetScreen logo are trademarks of NetScreen Technologies, Inc. in the United States and other countries. Trend Micro is a trademark or registered trademark of Trend Micro Incorporated. Other trademarks are the property of their respective owners.

This press release contains forward-looking statements about events and circumstances that have not yet occurred. Statements containing words such as “will,” “plans,” “can,” “allows,” “intends,” “expects,” “believes” and other statements in the future tense are forward-looking statements. These forward-looking statements include statements concerning market demand for, and customer adoption of, remote access products generally and Neoteris’ products and technology, the benefits and functionality of Neoteris’ and NetScreen’s products and the planned integration of Neoteris with NetScreen. Actual outcomes and results may differ materially from the expectations contained in these statements due to many risks and uncertainties. These risks and uncertainties include unexpected difficulties or costs in integrating the Neoteris business with the NetScreen business, the risk that NetScreen will fail to retain key executives, technical personnel and other employees of Neoteris, or fail to manage relationships with Neoteris’ SSL VPN customers, suppliers and channel partners. In addition, NetScreen faces uncertainties of intellectual property protection, volatility in the Internet infrastructure and networking market, increased competition, long sales cycles and unpredictability of future quarters. Detailed information about potential factors that could affect NetScreen’s business, financial condition and results of operations is included in NetScreen’s Reports on Form 10-K for the year ended September 30, 2002 and Form 10-Q for the period ended June 30, 2003, including information under the captions, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are on file with the Securities and Exchange Commission and available at the SEC’s website at http://www.sec.gov. All statements, including forward-looking statements, made in this press release are made as of the date of this release and NetScreen undertakes no responsibility to update the information in this press release.